UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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Perma-Pipe International Holdings, Inc.
(name of registrant as specified in its charter)
_________________________________________
(name of person(s) filing proxy statement, if other than registrant)

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6410 W. Howard Street
Niles, Illinois 60714
NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
Tuesday June 5, 2018
10:00 a.m. Central Time
Online at www.virtualshareholdermeeting.com/PPIH2018

Perma-Pipe International Holdings, Inc. ("Company" or "us") is holding its 2018 virtual annual meeting of stockholders to be held by live webcast at 10:00 a.m., Central Time, on Tuesday, June 5, 2018 for the following purposes:

1.	to elect five directors to hold office until the next annual meeting of the stockholders and until their successors are otherwise duly elected or qualified;

2.	to approve the Company's executive compensation on an advisory basis;

3.	to ratify the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2019; and

4.	to transact such other business as may be properly presented at the meeting.
The Board recommends that you vote "FOR" the election of the director nominees, "FOR" the approval of the advisory resolution on executive compensation, and "FOR" ratification of the appointment of Grant Thornton LLP as the Company's independent accountant.
Stockholders of record at the close of business on April 19, 2018 are entitled to attend, and vote prior to, the day of the meeting.

We have elected to use the notice and access rules adopted by the Securities and Exchange Commission ("SEC") to provide our stockholders access to our proxy materials and 2017 Annual Report to Stockholders by notifying them of the availability of our proxy materials and 2017 Annual Report to Stockholders via the Internet. The notice and access model gives the Company a fast, efficient and lower-cost way to furnish stockholders with their proxy materials and reduces our impact on the environment. As a result, on April 25, 2018, we mailed to our stockholders an "Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 5, 2018" ("Notice") with instructions on how to access our proxy materials and the 2017 Annual Report to Stockholders via the Internet and how to vote online. On the date of mailing of the Notice, all stockholders will be able to access our proxy materials on a website referred to, and at the URL address included in, the Notice and in our proxy statement. Our proxy materials will be available free of charge.

Stockholders of record as of April 19, 2018 will be able to participate in our virtual annual meeting by visiting www.virtualshareholdermeeting.com/PPIH2018. To participate in our annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Our annual meeting will begin promptly at 10:00 a.m., Central Time. Online check-in will begin at 9:30 a.m., Central Time, and you should allow ample time for the online check-in procedures.
Our Proxy Statement and Annual Report are available on the Company's website at www.permapipe.com under: Investors - Investor Center.

By Order of the Board of Directors,
Karl J. Schmidt
Secretary
April 25, 2018

Perma-Pipe International Holdings, Inc.
PROXY STATEMENT
For the 2018 Annual Meeting of Stockholders
June 5, 2018
INTRODUCTION

This proxy statement is being furnished to our stockholders by the Board of Directors (the “Board”) of Perma-Pipe International Holdings, Inc., in connection with the solicitation of proxies by our Board for use at our 2018 annual meeting of stockholders to be held virtually by live webcast at www.virtualshareholdermeeting.com/PPIH2018 on Tuesday, June 5, 2018 at 10:00 a.m., Central Time, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of 2018 Annual Meeting of Stockholders.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted as follows:

•	FOR the election of five directors to hold office until the Company’s 2019 Annual Meeting of Stockholders and until their successors are otherwise duly elected or qualified;

•	FOR, on an advisory basis, the approval of the compensation of our named executive officers;

•	FOR the ratification of our selection of Grant Thornton, LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2019; and

•	On transacting any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

These proxy materials are first being sent or made available to stockholders on or about April 25, 2018. References in this proxy statement to the “Company,” “we,” “our,” and “us,” are references to Perma-Pipe International Holdings, Inc. Our fiscal year ends January 31. Years described as 2017 and 2016 are our fiscal years ended January 31, 2018 and 2017, respectively.

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it to us. If you own your shares through a broker, bank or other nominee, please return your voting instruction form to your broker, bank or nominee, or use the electronic voting means described below to vote your shares.

VOTING AND OTHER INFORMATION

This proxy statement and the accompanying form of proxy are first being made available to stockholders on April 25, 2018.

Who may vote? You may vote up to the day of the Annual Meeting if you were the holder of record of our common stock ("Common Stock") at the close of business on April 19, 2018. You are entitled to one vote on each proposal presented at the Annual Meeting for each share you owned on that date. If you held Common Stock on that date in "street name" through a bank, broker, or other nominee, you must obtain a legal proxy, executed in your favor, from the institution that holds your Common Stock as of the close of business on April 19, 2018, to be entitled to vote those shares of Common Stock. As of the close of business on April 19, 2018, there were 7,716,542 shares of Common Stock outstanding.

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed copies of these materials in the mail? In accordance with rules promulgated by the SEC, the Company has elected to furnish its proxy materials to stockholders electronically via the Internet at www.proxyvote.com. On April 25, 2018, the Company began mailing to stockholders a notice containing general information about the Annual Meeting, the address of the website on which this proxy statement and the Company's 2017 Annual Report, excluding exhibits, are available for review, printing and downloading, and instructions on how to submit proxy votes. If you received that notice, you will not receive a printed copy of our proxy materials unless you request them by following the instructions for requesting such materials contained in the notice.

What am I voting on? You are voting on:

1.	the election of five directors to hold office until our 2019 annual meeting of the stockholders and until their successors are otherwise duly elected or qualified;

2.	the approval of the Company's executive compensation on an advisory basis;

3.	the ratification of the appointment of Grant Thornton LLP as the Company's independent accountant for our fiscal year ending January 31, 2019; and

4.	such other business as may be properly presented at the Annual Meeting.

In case any nominee named herein for election as a director is unable to serve when the election occurs, proxies in the accompanying form may be voted for a substitute as determined by our Board. The Company expects all nominees to be able to serve as a director if elected and knows of no matters to be brought before the Annual Meeting other than those referred to in the accompanying Notice of 2018 Annual Meeting and this proxy statement. If, however, any other matters come before the Annual Meeting, proxies in the accompanying form will be voted thereon in accordance with the judgment of the designated proxies.

What vote is required to approve the various proposals? A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting will be required to elect our directors. The approval of the advisory resolution on our executive compensation, and the ratification of the appointment of Grant Thornton LLP as our independent accountant for our fiscal year ending January 31, 2019, each require the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting on such matter in order to be approved.

Why a virtual meeting? We are excited to continue to utilize the latest technology to provide expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting again this year will enable increased stockholder attendance and participation, since our stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PPIH2018; however, you will not be able to vote electronically at our Annual Meeting. Therefore, you must submit your proxy or otherwise vote your shares prior to our Annual Meeting in order for your vote to be properly cast.

What is householding? The rules of the SEC permit companies to provide a single copy of an annual report, proxy statement or notice of internet availability of proxy materials to households in which more than one stockholder resides. As a result, any stockholders who share an address and who have been previously notified that their broker, bank or other intermediary will be householding their proxy materials, will receive only one copy of our proxy statement and 2017 Annual Report to Stockholders and notice of internet availability of proxy materials, unless they have affirmatively objected to the householding notice.

Stockholders sharing an address who received only one set of these materials may request a separate copy, which will be promptly sent at no cost, by contacting our Corporate Secretary orally or in writing at the address below. Stockholders sharing an address who received multiple copies of these materials may request householding by contacting the Corporate Secretary as follows:

Perma-Pipe International Holdings, Inc.
6410 W. Howard Street
Niles, Illinois 60714
(847) 929-1000

For future annual meetings, a stockholder may request separate annual reports, proxy statements, or notices of internet availability of proxy materials, as applicable, or may request the householding of such materials, by contacting the Company's Transfer Agent at the following address:

Broadridge Corporate Issuer Solutions, Inc.
P.O. Box 1342
Brentwood, NY 11717
(877) 830-4936 or (720) 378-5591

What is the quorum requirement for holding the Annual Meeting? The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock shall constitute a quorum. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to our Stockholders for a vote.

Can I revoke my proxy? Yes, a stockholder of record may revoke his or her proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company in care of the Corporate Secretary at Perma-Pipe International Holdings, Inc., 6410 W. Howard Street, Niles, Illinois 60714, by executing and duly and timely delivering a subsequent proxy to the same address shown immediately above. For Common Stock you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your Common Stock. If you are a stockholder of record as of the record date for the Annual Meeting, you may vote whether or not a proxy has been previously given, but your presence (without further action) at the Annual meeting will not constitute revocation of a previously submitted proxy.

How can I access the proxy materials on the internet? You can access this proxy statement and our 2017 Annual Report from the Company's website at www.permapipe.com. No information contained on the Company's website is part of or incorporated into this proxy statement.

How may I obtain a paper copy of the proxy materials? Additional copies of our 2017 Annual Report, excluding exhibits on Form 10-K, and this proxy statement may be obtained, without charge, from the Company by calling 847-966-1000, or by writing to the Company's Corporate Secretary at the address above.

In addition to the use of the mail, proxies may be solicited by directors, officers, or employees of the Company in person, by electronic mail, by telephone or by other means. The cost of the proxy solicitations will be paid by the Company.

What is the effect of a "broker non-vote" on the proposals to be voted on at the Annual Meeting? Common Stock held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter at the Annual Meeting is a broker non-vote. A broker non-vote is counted as present for purposes of determining the presence of a quorum at the Annual Meeting, but will otherwise be counted as a "no" vote on any other proposal. All proposals, other than the ratification of the appointment of our independent accountants, are not matters on which a broker may vote without your instructions. Therefore, if your Common Stock is not registered in your name and you do not provide instructions to your broker, bank or other nominee with respect to any proposal other than the ratification of the appointment of independent accountants, a broker non-vote as to your Common Stock will result. The ratification of the appointment of the independent accountant is a routine item. As a result, brokers who do not receive instructions from you as to how to vote on that matter generally may vote on that matter in their discretion.

How do I vote? Most stockholders have a choice of voting prior to the Annual Meeting by proxy over the Internet, by telephone or by submitting a traditional proxy card. You may not vote your shares electronically at the Annual Meeting. Refer to your proxy or voting instruction card to see which options are available to you and how to use them.

The Internet and telephone voting procedures are designed to authenticate your identity and to confirm that your instructions have been properly recorded.

What if I do not specify a choice for a matter when returning a signed proxy? If your proxy form is signed and returned, your Common Stock represented thereby will be voted in accordance with your directions on the proxy form. In the absence of your direction as to any proposal, your shares will be voted FOR the election of the director nominees, FOR the approval of the advisory resolution on executive compensation, and FOR ratification of the appointment of Grant Thornton LLP as the Company's independent accountant.

All stockholders are cordially invited to attend our virtual Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Five individuals have been nominated by our Board for re-election for a one-year term through the 2019 Annual Meeting, and until their successors are duly elected and qualified. All of the nominees have been previously elected as directors by our stockholders and all are currently serving as directors of the Company.

Bradley E. Mautner has informed our Board that he will not stand for re-election to our Board at the Annual Meeting. We would like to formally extend our gratitude to Mr. Mautner for his many years of service and extraordinary contributions to our Company, our Board and our stockholders. We extend our sincere appreciation for his valued service, guidance, advice and dedication to our Company and wish Mr. Mautner the best in his future endeavors.

The Board approved the reduction of the size of the Board from six directors to five directors, to be effective immediately after the 2018 Annual Meeting. Your proxies cannot be voted for a greater number of persons than the five nominees named in this proxy statement.

The following are the Board’s director nominees:

Name	Offices and Positions, if any, held with the Company; Age	First Became a Director of the Company
David S. Barrie	Director and Chairman of the Board, Age 65	2012
David B. Brown	Director; Age 55	2015
David J. Mansfield	Director, President and Chief Executive Officer; Age 58	2017
Jerome T. Walker	Director; Age 54	2014
Mark A. Zorko	Director; Age 66	2009

Information is set forth below regarding each nominee's principal occupations and employment during at least the past five years; the name and principal business of the organization in which such occupations and employment were carried on, other directorships held during at least the past five years: the person's particular areas of expertise or other relevant qualifications and the specific experience, qualifications, attributes or skills that led to the Board's conclusion that the nominee qualifies to serve as a director of our Company.

David S. Barrie has been a director of the Company since 2012, and Chairman of the Board since September 2015. Mr. Barrie has been Principal of Barrie International, LLC since 2009, providing strategic and operational consulting, principally in the area of merger and acquisitions, to senior management of companies in the U.S. and abroad including NYSE listed companies and international advisory firms. He has also been Senior Executive Advisory Board member of Brown, Gibbons, Lang & Company, a middle market investment banking firm since 2009. He is a sitting director and Chairman of the Board of Advanced Battery Concepts, LLC, a private for-profit company developing leading edge lead acid battery technologies. He has also served as a director for several non-profit institutions, including the Cleveland Museum of Natural History. He has served as an instructor for the Cornell Law School transactional law competition and has presented programs on best merger and acquisition practices to corporate executives, as well as reviewed from time to time, certain specific acquisition candidates for business clients. He is a member of the National Association of Corporate Directors. Mr. Barrie is a National Association of Corporate Directors ("NACD") Board Leadership Fellow. He earned his Bachelor of Arts in Political Science and Economics from Kenyon College and his Juris Doctor, Law, from Cornell University Law. Mr. Barrie's extensive experience in general management, strategic planning, mergers and acquisitions and international business provide valuable perspectives and insights to our Board and qualifies him as one of our directors.

David B. Brown has been a director of the Company since 2015. He has been the Chief Financial Officer for Tellabs Access, LLC, a global telecommunications supplier owned by Marlin Equity Partners, since October 2015. He provided consulting services to private clients from June 2013 to September 2015 including serving as the Interim CFO at MV Transportation, Inc., a $1.0 billion private provider of paratransit services and passenger transportation contracting firm. From January 2012 to May 2013, Mr. Brown served as Senior Vice President and Chief Accounting Officer at MoneyGram International, Inc., a $1.4 billion Nasdaq listed provider of global money transfer and payment services. From November 2010 to February 2016, Mr. Brown was a Board Member, Audit Committee Chair and Compensation Committee member for Cubic Energy, Inc. (n/k/a Hilltop Energy, LLC), an independent energy company engaged in the development and production of, and exploration for, crude oil and natural gas and natural gas liquids. Mr. Brown received his Bachelor of Arts degree in Accounting from the University of Texas at Austin and is a Certified Public Accountant in the State of Texas. Mr. Brown spent the first 10 years of his career with PricewaterhouseCoopers serving primarily clients in the energy industry while stationed in its Dallas, London, Houston and Moscow offices. He is an active member of the Dallas Committee on Foreign Relations, the World Affairs Council, Financial Executives International and NACD. David Brown has been a NACD Board Leadership Fellow since 2015. Mr. Brown brings to our Board extensive business transformation experience, a breadth of global business knowledge and best practices gained working with both public and private-equity owned global businesses, all of which qualifies him as one of our directors.

David J. Mansfield has been the Company's President and Chief Executive Officer since November 2016 and a director of the Company since January 30, 2017. From 2015 to 2016, Mr. Mansfield served as CFO of Compressor Engineering Corp. & CECO Pipeline Services Co., which provide products and services to the gas transmission, midstream, gas processing, and petrochemical industries. In this position, he had overall responsibility for the group’s financial affairs, including the development and execution of turnaround plans and the successful negotiation of a corporate refinancing. From 2009 to 2014, Mr. Mansfield served as CFO and as Acting CEO of Pipestream, Inc. a venture capital-owned technology development company providing a suite of products to the oil and gas pipeline industry. In this position, he was a member of the executive team with overall responsibility for directing the financial, accounting and administrative affairs of the company, including IT, HR, insurance, internal control, management and financial reporting, treasury, tax compliance, investment evaluation, strategic planning, budgeting and forecasting. He also had overall responsibility for commercial, marketing and business development activities. As Acting CEO his responsibilities included establishing corporate strategies and directing the activities of the company toward the successful technical development and commercialization of its products and services and for the development of a sustainable and profitable business. From 1992 to 2009, Mr. Mansfield was employed with Bredero Shaw, the world’s largest provider of protective coatings for the oil and gas pipeline industry, most recently as Vice President Strategic Planning. During his tenure with Bredero Shaw, Mr. Mansfield served in numerous roles including Vice President Controller and Commercial General Manager, Europe, Africa & Former Soviet Union. He played a key role in strategy development and merger and acquisition activities as the company grew from annual revenues of $100 million to over $900 million. Mr. Mansfield brings to the board extensive general management, business development and merger and acquisition experience in businesses similar to the Company’s and, which in addition to being our CEO, qualifies him as one of our directors.

Jerome T. Walker has been a director of the Company since 2014. He is CEO of Caribbean Distributed Energy, LLC ("CDE"), a company he co-founded in early 2017. CDE is a global provider of modular, packaged energy solutions. He was President and member of the Board of Managers of eCorp International, LLC, a privately held energy asset services company, from February 2016 to October 2017. Previously, he had been Executive Vice President of Global Solutions and Corporate Officer at Dresser-Rand Group Inc., a global supplier of custom-engineered rotating equipment solutions for long-life, critical applications in the oil, gas, chemical, petrochemical, process, power, military and other industries worldwide, since September 2012. He is a member of the NACD. Mr. Walker received a Master of Business Administration degree from Northwestern University Kellogg Graduate School of Management and a Bachelor of Science degree in chemical engineering from the University of Notre Dame. Mr. Walker was appointed to our Board in April 2014, and his extensive experience in the energy industries, large industrial operations and international business development, particularly Brazil, China, India and the Middle East, brings additional insight to our Board on strategy, resource and process deployment for accelerating profitable growth, and qualifies him as one of our directors.

Mark A. Zorko has been a director of the Company since 2009. He has been a Principal with Brentwood Advisory Group, a consulting firm providing Board and C-level expertise to client firms since 2013. In January 2016, he founded Brentwood 401k, LLC to provide 401(k) plan advisory services to middle market firms. Since January 2017, Mr. Zorko has been on the Board of Directors and chairs the Audit Committee for Westell Technologies, Inc. He was the interim CFO at Landauer Inc. from June 2014 until April 2015. LDR is the global leader in radiation science and services. He served as the CFO of Steel Excel, Inc. ("SXCL") until May 2013. SXCL is affiliated with Steel Partners Holding, L.P., a publicly traded diversified global holding company. SXCL is publicly traded and primarily engaged in the oilfield service business. Mr. Zorko was on the Audit Committee for Opportunity Int'l, a microfinance bank, and was on the Finance Committee for the Alexian Brothers Health System. Mr. Zorko earned a Master of Business Administration degree from the University of Minnesota and a Bachelor of Science degree in accounting from The Ohio State University. He is a Certified Public Accountant and a member of the NACD. Mr. Zorko is a NACD Leadership Fellow. In addition to his expertise as a CFO, Mr. Zorko has extensive experience with international operations, mergers and acquisitions, information technology and financing, which has enabled him to develop a deep operational understanding of our global businesses, and qualifies him as one of our directors.

Vote Required
The affirmative vote of a plurality of the shares of our Common Stock present or represented by proxy at the Annual Meeting is required to elect our five director nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF OUR DIRECTOR NOMINEES.

PROPOSAL 2 - APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended ("Exchange Act"), we are asking our stockholders to approve the following advisory resolution at the Annual Meeting regarding the compensation of our Chief Executive Officer and our two other most highly compensated executive officers (collectively "Named Executive Officers" or "NEOs"):

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's Proxy Statement for its 2018 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative discussion."

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives you as a stockholder the opportunity to express your views on our 2017 compensation for our NEOs. This vote is not intended to address any specific item of compensation; rather, your vote relates to the overall compensation of our NEOs as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Prior to voting, stockholders may wish to review our discussion of executive compensation, as presented in the section entitled "Executive Compensation Discussion and Analysis" on page 15, as well as the discussion regarding the Compensation Committee on page 12.

Although this is an advisory vote that will not be binding on our Compensation Committee or Board, our Compensation Committee and Board will carefully review the results of our stockholder vote on this say-on-pay proposal. Our Compensation Committee will consider stockholders' concerns and take them into account in future determinations concerning executive compensation. The current frequency of this advisory vote is every year; thus the next such vote shall occur at the Company’s 2019 annual meeting. The Board therefore recommends that you indicate your support for the Company's executive compensation in fiscal year 2017, as outlined in the above resolution.

Vote Required
The affirmative vote of a majority of the shares of our Common Stock present or represented by proxy at the Annual Meeting is required to approve the advisory resolution on executive compensation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF COMPANY'S INDEPENDENT ACCOUNTANT

The Audit Committee has appointed Grant Thornton LLP as the Company's independent accountant for our fiscal year ending January 31, 2019, and our Board and Audit Committee recommend that our stockholders ratify this appointment at the Annual Meeting.

While our Audit Committee is responsible for the appointment, discharge, compensation and oversight of our independent accountant, the Company is requesting, as a matter of good corporate governance, that our stockholders ratify the Audit Committees's appointment of Grant Thornton LLP as our 2018 independent accounting firm. If the stockholders fail to ratify the appointment, our Audit Committee will consider the appointment of other independent accountants or may retain Grant Thornton LLP or another firm without re-submitting the matter to our stockholders. Even if the appointment is ratified, our Audit Committee may, at its discretion, appoint a different independent accountant at any time during 2018 if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required
The affirmative vote of a majority of the shares of our Common Stock present or represented by proxy at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as the Company's independent accountant for our fiscal year ending January 31, 2019.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF OUR APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT FOR 2018.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Director Independence
Our Board currently consists of six directors, five of whom are being nominated for re-election to our Board at the Annual Meeting, and one of whom is voluntarily not standing for re-election. The Board has determined that four of the five nominated directors are "independent directors" within the meaning of the Nasdaq Stock Market rules. David J. Mansfield is our Chief Executive Officer and, thus, does not meet the definition of "independent" under the Nasdaq Stock Market rules. During 2017, our Board consisted of an additional director who is not being nominated for re-election, Bradley E. Mautner. Mr. Mautner as a former employee of the Company, did not meet the definition of "independent" under the Nasdaq Stock Market rules.

Director Compensation
Our Compensation Committee and Board believe that annual compensation for our non-employee directors should consist of both a cash component, to compensate members for their service on our Board and its committees, and an equity component, to align the economic interests of our directors and stockholders. Directors who are also employees of the Company or a subsidiary of the Company are not compensated for service as a director.

Since our non-employee directors’ compensation has not been modified since 2015, in early 2018, our Compensation
Committee engaged Willis Towers Watson (“WTW”) as its independent compensation consultant to advise the Committee and the Board on our non-employee directors compensation program. As a result of its engagement, WTW compared the design and compensation levels of our current non-employee director compensation program to a market benchmarking reference group of approximately 100 publicly-traded companies from various industries and which have revenue of less than $300 million. Based on its comparative market benchmarking analysis, WTW made the following recommendations to our Compensation Committee and Board, all of which were adopted by our Compensation Committee and Board effective immediately after our Annual Meeting: (i) no change to our current annual director and committee member cash retainers; (ii) a $10,000 increase from $40,000 to $50,000 in the dollar amount of our annual equity grants to non-employee directors; (iii) no change to our current Chairman of the Board cash retainer; and (iv) an increase in the annual cash retainers paid to the Chairman of our Audit Committee ($5,000 increase to $10,000), Chairman of our Compensation Committee ($5,000 increase to $7,500), and Chairman of our Nominating and Governance Committee ($2,500 increase to $5,000). In addition, our Compensation Committee and Board determined to further increase our Chairman of the Board’s annual directors’ equity grant by an additional $10,000 to $60,000 as a result of WTW advising that his total compensation was below the 50th percentile for Chairman in WTW's benchmarking analysis and in order to provide a greater portion of his compensation in equity rather than cash.

As a result of the foregoing, the following table sets forth the current compensation being paid to our non-employee directors and the compensation that will be paid to them beginning immediately after the Annual Meeting:

Annual cash retainers	Current ($)	Effective June 5th, 2018 ($)
Non-Employee Director	45,000	45,000
Independent Chairman of the Board	40,000	40,000
Chairman of Audit Committee	5,000	10,000
Members of the Audit Committee	6,000	6,000
Chairman of the Compensation Committee	2,500	7,500
Members of the Compensation Committee	6,000	6,000
Chairman of the Nominating and Corporate Governance Committee	2,500	5,000
Members of the Nominating and Corporate Governance Committee	5,000	5,000

Annual equity grant (1)
Non-Employee Director	40,000	50,000
Independent Chairman of the Board	40,000	60,000

(1)
Independent non-employee directors receive an annual grant under our 2017 Omnibus Stock Incentive Plan ("2017 Plan") of deferred Common Stock in the dollar amount noted above. The number of shares of deferred Common Stock granted are calculated by dividing the dollar value of the grant by the fair market value of the Common Stock on the date of grant. Such deferred Common Stock vests immediately and is issuable upon the director’s departure from our Board.

We reimburse our non-employee directors for all reasonable expenses incurred in connection with their service on the Board. We also pay our non-employee directors from time to time a special projects fee of $350 per hour for the time spent by them as requested by our Board on special projects commissioned by our Board.

The following table shows the total compensation earned by our non-employee directors for the fiscal year ending January 31, 2018:
Directors' 2017 Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
David S. Barrie	96,358	40,000	136,358
David B. Brown	94,825	40,000	134,825
Bradley E. Mautner (1)	46,925	80,000	126,925
Jerome T. Walker	66,425	40,000	106,425
Mark A. Zorko	67,825	40,000	107,825

(1)
Effective January 31, 2017, Mr. Mautner and the Company entered into a separation agreement (“Separation Agreement”), and Mr. Mautner ceased to be a Vice President and employee of the Company, but continued to serve as a non-employee member of our Board. Pursuant to the Separation Agreement, (i) Mr. Mautner is receiving a gross amount of approximately $600,000 paid in monthly installments over a 17-month period; (ii) Mr. Mautner’s unvested restricted shares will continue to vest until he ceases to serve as a director of the Company on the Annual Meeting date; and (iii) Mr. Mautner is receiving certain additional benefits as set forth in the Separation Agreement. The Separation Agreement also provided that, in consideration for Mr. Mautner’s agreement to remain a director of the Company following his separation as an employee, Mr. Mautner received as additional director compensation a grant of deferred Common Stock equal to the result of dividing $40,000 by the fair market value of the Company’s Common Stock on February 1, 2017. Based on a closing sale price of $8.74 on the award grant date, such award consisted of 4,575 shares of Common Stock. This Common Stock will be issued on the Annual Meeting date when Mr. Mautner will cease to be a director.

(2)
Deferred Common Stock awards are awarded under our 2017 Omnibus Plan and are issuable to the director as shares of Common Stock on the date the director ceases to be a director. Based on a closing sale price of $8.00 on the award grant date, each such deferred Common Stock award represents 5,000 shares of our Common Stock. The amounts reported in the Stock Awards column represent the grant date fair value as determined in accordance with Topic 718 based on the closing sale price of our Common Stock on the date of grant.

The following table summarizes the aggregate amount of deferred stock, restricted shares and option awards held by our non-employee directors at January 31, 2018:

Name	Deferred Stock (#) (1)	Restricted Shares (#) (2)	Total Options (#) (3)
David S. Barrie	22,143	—	10,000
David B. Brown	16,896	—	—
Bradley E. Mautner	9,575	61,215	25,000
Jerome T. Walker	19,313	—	—
Mark A. Zorko	22,143	—	20,000

(1)	Deferred Common Stock awards are issued as Common Stock upon departure from our Board.

(2)
Restricted shares are unvested. Since Mr. Mautner will cease being a director immediately after the Annual Meeting and before the first scheduled vesting date for these shares, none of the listed restricted shares will vest.

(3)
All options are vested and fully exercisable. Mr. Barrie’s options have an exercise price of $5.55 per share; Mr. Mautner’s options have a weighted average exercise price of $9.04 per share; and Mr. Zorko’s options have a weighted average exercise price of $6.54 per share.

No options were exercised by any non-employee directors in 2017. Mr. Mautner had 46,209 restricted shares vest in 2017, with a value realized of $367,047.

Board and Committee Meetings

The Board has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Our independent Chairman of the Board serves as a de facto member of all three committees. During 2017, the following number of meetings were held:

Number of Meetings
Board of Directors	5
Audit Committee	7
Nominating and Corporate Governance Committee	5
Compensation Committee	4

In addition to regular meetings, the Board and each committee also meets in executive sessions.

Audit Committee
The Audit Committee consists of David B. Brown (Chairman), Jerome T. Walker, and Mark A. Zorko. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in the Nasdaq Stock Market rules. The Board has also determined that two of the members of the Audit Committee, Messrs. Brown and Zorko, qualify as "audit committee financial experts" as defined under SEC regulations.

The principal duties of the Audit Committee include:

•	Selecting the Company’s independent registered public accounting firm;

•	Evaluating the independent registered public accounting firm’s independence;

•
Monitoring the scope, approach and results of the annual audits and quarterly reviews of the Company's financial statements and discussing the results of those audits and reviews with management and the independent registered public accounting firm;

•	Overseeing the effectiveness of the Company’s internal audit function and overall risk management processes; and

•	Discussing with management and the independent registered public accounting firm the nature and effectiveness of the Company’s internal control systems.

The Board updated its Audit Committee Charter in 2017, which is available at www.permapipe.com under: Investors - Corporate Governance.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of Mark A. Zorko (Chairman), David B. Brown, and Jerome T. Walker. The Board has determined that all members of the Nominating and Corporate Governance Committee are "independent" as that term is defined under the Nasdaq Stock Market rules. The Committee evaluates individual directors, committees, and the Board as a whole.

The Nominating and Corporate Governance Committee also oversees the CEO succession planning process and reviews, at least annually, and approves other management succession plans to ensure continuity in other senior management positions.

The Nominating and Corporate Governance Committee identifies the attributes of the Board's incumbent members believed to contribute to the work of the Board and its committees, including leadership, accomplishments, experience, skills, diversity, integrity and commitment to Board duties. When a position on the Board becomes vacant, or if the number of the members of the Board is being increased, the Nominating and Corporate Governance Committee reviews these attributes of the incumbent members and determines the attributes that, if possessed by the new Board member, would likely result in a significant contribution to the Board. Candidates recommended to the Nominating and Corporate Governance Committee for consideration as nominees for vacant or new Board positions will then be evaluated with respect to the attributes determined by the Nominating and Corporate Governance Committee to be optimal for the vacant or new position. Following the evaluation, which includes interviews and such other procedures the Nominating and Corporate Governance Committee deems advisable, the Nominating and Corporate Governance Committee makes a recommendation to the Board regarding a candidate either to be nominated for election at the next annual meeting of stockholders or appointed by the Board between such meetings. Diversity is understood by the Committee and the Board as involving points of view and experience, although the Committee also considers gender and racial diversity. Such diversity is an integral part of the needs evaluation and candidate evaluation processes described immediately above. The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of its practices for consideration of such diversity by periodically analyzing the points of view and experience of the Board as a whole to determine whether it would be desirable to add a director or directors with certain additional or needed skills and experience.

Recommendations for potential director nominees may come from many sources, including members of the Board, executive officers, stockholders, self-recommendations, members of the communities the Company serves, or search firms. All persons recommended to the Board or the Nominating and Corporate Governance Committee for a vacant or new Board position will be given equal consideration regardless of the source of the recommendation. In addition, the Nominating and Corporate Governance Committee may engage, on behalf of the Board, a professional search firm to identify potential directors.

Any stockholder wishing to make a recommendation for a person to be considered by the Nominating and Corporate Governance Committee pursuant to the process described above as a potential nominee to the Board should refer to "Stockholder Proposals and Nominations for 2019 Annual Meeting" for a discussion of the procedures that stockholders are required to follow in order to submit nominees for consideration by the Nominating and Corporate Governance Committee.

The Board updated its Nominating and Corporate Governance Committee Charter in 2017, which is available at
www.permapipe.com under: Investors - Corporate Governance.

Compensation Committee
The Compensation Committee consists of Jerome T. Walker (Chairman), David B. Brown, and Mark A. Zorko. The Board has determined that all members of the Compensation Committee are "independent" as that term is defined under the Nasdaq Stock Market rules.

The Compensation Committee generally undertakes the following activities:

•	Assists the Board in overseeing the Company's compensation, including equity plans and benefits strategies;

•	Determines the appropriate compensation for our President/CEO, and recommends its approval to our Board;

•	Consults with our CEO on the compensation of the Company's other executive officers;

•	Reviews the Company's list of high-potential key employees and their critical positions, along with their retention and succession plans;

•	Reviews our independent and non-employee director compensation and recommends its approval to our Board;

•	Oversees and approves an annual report of the Compensation Committee for inclusion in the Company’s annual proxy statement in accordance with applicable SEC rules and guidelines;

•	Reviews and approves the Executive Compensation Discussion and Analysis to be included in our proxy statement (or Annual Report on Form 10-K if required); and

•	Performs any other activities consistent with its Charter, the Company's bylaws, applicable law and as the Board deems necessary or appropriate.

Mr. Mansfield, in consultation with the Compensation Committee, sets the executive compensation for our NEOs other than for Mr. Mansfield himself.

The Compensation Committee has delegated to the Company's Chief Human Resources Officer the authority to control, operate, manage and administer all executive compensation, equity-based compensation plans and benefit plans, but not to do any of the following: grant waivers of plan terms, conditions, restrictions or limitations; accelerate vesting or exercise of an award; establish new kinds of awards; establish or modify performance goals, or certify the attainment of performance goals.

The Board adopted a Compensation Committee Charter in 2018, which is available at www.permapipe.com under: Investors - Corporate Governance.

Board and Company Leadership
The Board believes it should retain the discretion to structure the leadership of our Board and the Company in the manner that best serves the Company's and its stockholders' interests at a given time, and accordingly, has no fixed policy with respect to combining or separating the offices of Chairman and CEO. During 2009, the Board determined that, if the Chairman is not an independent director, a Lead Independent Director should be selected by the independent directors and should serve as the chair of the Nominating and Corporate Governance Committee. David S. Barrie has served as our independent Chairman of the Board since September 2015. As a result, the Company does not have a Lead Independent Director at this time. The Board believes that its current leadership structure is effective and appropriate; allows for a separation of oversight between management and the Board; provides an experienced Chairman with whom the CEO can discuss issues facing the Company; and empowers a significant voice to non-management directors.

Board's Oversight of Enterprise Risk
Our Board is responsible for overseeing the major enterprise risks facing our Company and reviewing management's proposals for their mitigation. It reviews and discusses significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control and report such exposures. In performing its oversight responsibilities, our Board periodically discusses with management the Company's policies with respect to enterprise risk assessment and risk management, including risks inherent in proposals for which the Board's approval is sought. Our Audit Committee and Compensation Committee report to the Board regularly on matters relating to the specific areas of risk each committee oversees. Throughout the year, the Board and certain of its committees receive regular reports from management regarding any major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board and its relevant committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. Furthermore, management routinely assesses significant risks inherent to the Company's business.

Board and Stockholder Meeting Attendance
The Company expects Board members to attend all meetings of the Board, Board committees on which they are a member, and the annual meeting of the Company's stockholders. During 2017, all directors attended at least 75% of the aggregate number of meetings of the Board and all Board committees on which such director served. All directors attended the Company's 2017 annual meeting.

Code of Conduct
The Company has adopted a Code of Conduct, which is applicable to all employees of the Company and to the Company's Board. The Code of Conduct is publicly available on the Company's website at www.permapipe.com under: Investors - Corporate Governance.

Stockholder Communication with our Board of Directors
Stockholders may communicate with our Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the stockholder, to one or more specific directors, in care of the Secretary of the Company, to: Corporate Secretary, Perma-Pipe International Holdings, Inc., 6410 W. Howard Street, Niles, Illinois 60714. Our Corporate Secretary will submit all such matters to the Board or specific directors, as applicable. Stockholders also will have the opportunity to communicate with Board members at the Annual Meeting.

Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Stockholders who wish to submit a complaint under these procedures should submit the complaint in writing to: Chief Compliance Officer, Perma-Pipe International Holdings, Inc., 6410 W. Howard Street, Niles, Illinois 60714.

REPORT OF THE AUDIT COMMITTEE
To Our Stockholders:

The Audit Committee of the Board, which met seven times during the last fiscal year, consists of three independent directors. The members of the Audit Committee meet the independence requirements, and two of the members, Mr. Brown and Mr. Zorko, meet the financial literacy requirements, of NASDAQ and the additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NASDAQ rules.

Management is responsible for the Company’s internal controls and the financial reporting process by which it prepares the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on those statements. The Audit Committee monitors the Company’s financial reporting processes, including its internal control systems.

During 2017, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the Company’s financial management team. Additionally, the Audit Committee held separate private executive sessions, on a quarterly basis, with the Company’s independent registered public accounting firm and met separately with the Company’s CEO and CFO, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place. The Audit Committee’s agenda is established by the Audit Committee’s Chairman and the Company’s CFO.

The Audit Committee is updated periodically on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting; the framework used to make the assessment; and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee, senior members of management, Vonya Global (a firm engaged by management to provide internal audit and compliance support), and the Company’s independent registered public accounting firm reviewed the Company’s policies and procedures with respect to risk assessment and risk management.

Each year, the Audit Committee evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current independent registered public accounting firm or consider other audit firms. Based on this evaluation, the Audit Committee decided to re-engage Grant Thornton LLP as the Company’s independent registered public accounting firm for 2018 Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee continued its long-standing practice of recommending that the Board ask the Company’s stockholders, at the Annual Meeting, to ratify its appointment of the Company’s independent registered public accounting firm.

With respect to the Company’s audited financial statements for 2017:

•	The Audit Committee reviewed and discussed the audited financial statements with management;

•	The Audit Committee met with Grant Thornton LLP and discussed the matters required by Statement on Auditing Standards No. 61, as amended, as adopted by PCAOB in Rule 3200T; and

•
The Audit Committee received the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

In reliance upon the Audit Committee’s reviews and discussions with both management and Grant Thornton LLP referred to above, management’s representations and the report of Grant Thornton LLP on the Company’s 2017 audited financial statements, the Audit Committee recommended to the Board that the Company’s audited financial statements for the fiscal year ended January 31, 2018 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018 for filing with the SEC.

This Audit Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

David B. Brown, Chairman
Jerome T. Walker
Mark A. Zorko
Members of the Audit Committee

AUDIT FEES

The Audit Committee appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended January 31, 2018. The Company’s stockholders ratified the engagement at the 2017 Annual Meeting of Stockholders on June 22, 2017.

The Sarbanes-Oxley Act of 2002 prohibits an independent public accountant from providing certain non-audit services for an audit client. The Company engages various other professional service providers for these non-audit services as required. Other professional advisory and consulting service providers are engaged where the required technical expertise is specialized and cannot be economically provided by employee staffing. Such services include internal audit and tax services.

The aggregate amounts included in the Company’s financial statements for 2017 and 2016 for fees billed or to be billed by Grant Thornton LLP were as follows:

	2017	2016
Audit Fees	$623,227	$550,451
Audit-Related Fees	0	0
All Other Fees	4,900	4,900
Total	$628,127	$555,351

Audit fees include fees for all services performed to comply with generally accepted auditing standards in conjunction with the annual audit of the Company’s financial statements. In addition, these fees include fees for services in connection with statutory and regulatory filings, consents, reviews of financial statements included in the Company's Quarterly Reports on Form 10-Q and review of filings with the SEC, such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
All other fees include subscription fees for on-line accounting and auditing research services.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and may make a statement if they so desire.

The Audit Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of Grant Thornton LLP for audit and all other services. Prior to the Audit Committee’s consideration for approval, management provides the Audit Committee with a description of the reason for, and nature of, the services to be provided along with an estimate of the time required and approximate cost. Following such review, each proposed service is approved, modified or denied, as appropriate. A record of all such approvals is maintained in the files of the Audit Committee for future reference. All services provided by Grant Thornton LLP during the past two years were approved by the Audit Committee prior to their undertaking.

The Audit Committee has adopted a policy for approving all permitted audit, audit-related, tax and non-audit services to be provided by Grant Thornton LLP in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent registered public accounting firm under this de minimis exception is presented to the Audit Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
General

The following table shows the total compensation earned by the Company's NEOs for the fiscal years ended January 31, 2018 and 2017 for services rendered in all capacities to the Company and its subsidiaries.

Summary Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	All Other Comp. ($) (3)	Total ($)
David J. Mansfield *	2017	340,000	—	510,000	10,254	860,254
President and Chief Executive Officer	2016	70,615	34,000	100,000	1,636	206,251
Karl J. Schmidt**	2017	335,343	—	263,400	10,730	609,473
Vice President and Chief Financial Officer	2016	314,860	—	421,442	9,755	746,057
Wayne M. Bosch**	2017	226,662	—	71,000	9,102	306,764
Vice President and Chief Human Resources Officer	2016	215,430	—	113,601	8,269	337,300
*    Mr. Mansfield joined the Company on November 8, 2016.
**    Messrs. Schmidt and Bosch had accepted a voluntary pay reduction in 2016, which was reinstated in 2017. In 2017, Mr. Bosch received a salary increase of 3%, and Mr. Schmidt received a one time payment of 3% of his base salary in lieu of an increase.

(1)	Mr. Mansfield's bonus under the Company's short-term incentive plan as a guaranteed, minimum bonus, applicable to 2016 only, under his employment agreement.

(2)
Represents the dollar amounts for the years shown of the aggregate grant date fair value of stock and unit awards granted in those years in accordance with SEC rules. These amounts reflect the Company's accounting expense and do not correspond to the actual value that may be realized by the NEOs. For further information on the valuation assumptions, refer to Note 12 - Stock-based compensation in the Notes to Consolidated Financial Statements filed with the Company's 2017 Annual Report on Form 10-K for the respective year end. See the Grants of Stock-Based Compensation Awards table for information.

(3)Details of the amounts presented in above in All Other Compensation are as follows:

Name	Year	401(k) Contribution ($)	Life Insurance Premiums ($)	Total All Other Compensation ($)
David J. Mansfield	2017	9,450	804	10,254
	2016	1,556	80	1,636
Karl J. Schmidt	2017	9,450	1,280	10,730
	2016	9,275	480	9,755
Wayne M. Bosch	2017	7,868	1,234	9,102
	2016	7,789	480	8,269

Grants of Stock-Based Compensation Awards in 2017

The following table provides information about stock-based compensation awards granted to our NEOs in 2017:

Name	Grant Date	Restricted Stock Award (#) (1)	Grant Date Fair Value of Awards ($) (2)
David J. Mansfield	6/22/2017	63,750	510,000
Karl J. Schmidt	6/22/2017	32,925	263,400
Wayne M. Bosch	6/22/2017	8,875	71,000

(1)	The restricted stock vests ratably over three years. The restricted stock has voting rights.

(2)
The amounts shown in the Grant Date Fair Value of Awards column represent the fair value of the awards on the date of grant, as computed in accordance with Topic 718, excluding the effect of estimated forfeitures. For further information on the valuation assumptions, refer to Note 12 - Stock-based compensation in the Notes to Consolidated Financial Statements filed with the Company's 2017 Annual Report on Form 10-K.

Executive Compensation Elements

In addition to their base salary, each NEO is assigned annually a potential targeted annual cash bonus amount under the Company’s short-term incentive plan. In addition, each NEO receives an annual long-term incentive grant under the Company’s 2017 Plan, which are determined by the Compensation Committee based on the Committee’s evaluation of their performance and, with respect to the NEOs, other than the CEO, pursuant to the recommendation of the CEO. In general, for 2017, corporate performance targets (based on EBIT and personal goals) were assigned various weights under the Company’s short-term incentive plan, such that achievement of the 100% level within each of the goals would have resulted in full payment of the specified targeted bonus for each individuals described below under "Executive Employment Agreements." Performance below the minimum threshold for a category may result in a zero payment for that category, and performance above the target up to the maximum for a category may result in a higher bonus. Since the Company did not achieve its corporate performance targets in 2017, no performance bonuses were paid to our NEOs for 2017.

At the upcoming Compensation Committee and Board meetings to be held immediately after the Annual Meeting, the Compensation Committee and the Board will establish the NEOs’ base salaries for 2018; may approve potential discretionary NEO bonuses for 2017; and may grant each NEO’s annual long-term incentive equity grant as described below under “Executive Employment Agreements.” The 2018 short-term incentive bonus goals for the NEOs are expected to be based 80% on the Company’s achievement of its budgeted financial results for 2018, and 20% on each NEO’s relative achievement of his personal goals and objectives, as approved by the Compensation Committee.

All NEOs are eligible for employee benefits available to the Company’s other salaried employees in the U.S., including group medical insurance, dental insurance, group life insurance, Company-funded short-term disability benefits, group long-term disability insurance, a 401(k) retirement plan and awards under the 2017 Plan.

Executive Employment Agreements

David J. Mansfield. Mr. Mansfield joined the Company on November 8, 2016. Mr. Mansfield entered into an employment agreement with the Company pursuant to which he receives an annual base salary of $340,000 from the Company while serving as our President and Chief Executive Officer. His employment agreement has a three-year term and automatically renews for successive one-year terms. He is eligible for incentive compensation determined in accordance with normal Company practices. In connection with his appointment as our President and Chief Executive Officer, Mr. Mansfield received $105,026 in the form of 12,578 shares of restricted stock that vested in November 2017. Mr. Mansfield also receives an annual cash bonus opportunity, with a target incentive set at 80% of his base salary, and an annual long-term restricted stock award, with a target annual award of 150% of his base salary, vesting pro-rata over three years. In 2017, Mr. Mansfield did not earn a bonus under the short-term incentive plan due to the Company not achieving its applicable financial targets. In 2016, Mr. Mansfield earned a $34,000 bonus under the short-term incentive plan, as a guaranteed, minimum bonus under his employment agreement. In 2017, Mr. Mansfield was granted 63,750 shares of restricted stock (subject to pro-rata three-year vesting), as approved by the Compensation Committee. Mr. Mansfield participates in all standard Company benefits and is also entitled to a severance payment of up to one year’s base salary and short-term incentive compensation and continuation of benefits if his employment is terminated under certain conditions.

Karl J. Schmidt. Mr. Schmidt was appointed Vice President and CFO in January 2013. On March 17, 2017, the Company and Mr. Schmidt entered into an employment agreement pursuant to which he receives an annual base salary of $326,800 and is eligible for incentive compensation determined in accordance with normal Company practices. Mr. Schmidt also receives an annual cash bonus opportunity, with a target incentive set at 55% of his base salary, and an annual long-term restricted stock award, with a target annual award of 80% of his base salary, vesting pro-rata over three years. Mr. Schmidt participates in all standard Company benefits and is also entitled to a severance payment of up to one year’s base salary and short-term incentive compensation and continuation of benefits if his employment is terminated under certain conditions. His employment agreement has a one-year term and automatically renews for successive one-year terms. In 2016 and 2017, Mr. Schmidt did not earn a bonus under the short-term incentive plan due to the Company not achieving its applicable financial targets. During 2016 and 2017, Mr. Schmidt was granted a total of 106,870 shares of restricted stock (subject to three-year vesting), as approved by the Compensation Committee.

Wayne M. Bosch. Mr. Bosch was appointed Vice President and Chief Human Resource Officer in December 2013. In addition to Mr. Bosch’s annual base salary of $230,308, he also receives an annual cash bonus short-term opportunity, with a target incentive set at 45% of his base salary, and a long-term restricted stock award, with a target annual award of 32% of his base salary, vesting pro-rata over three years. In 2016 and 2017, Mr. Bosch did not earn a bonus under the short-term incentive plan due to the Company not achieving its applicable financial targets. During 2016 and 2017, Mr. Bosch was granted a total of 28,557 shares of restricted stock (subject to pro-rata three-year vesting), as approved by the Compensation Committee. Per his offer letter, if Mr. Bosch’s employment is terminated (i) by the Company not for cause, or (ii) by him if there is a substantial change to his duties, he will receive a severance payment of 75% of his annual base salary. Mr. Bosch is otherwise employed at will.

The following table sets forth the outstanding stock options held by our NEOs as of January 31, 2018 (Mr. Mansfield held no options on such date):

Outstanding Option Awards at January 31, 2018

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Karl J. Schmidt	5,000	—	6.07	12/31/2022
	5,000	—	7.81	4/30/2023
	5,000	—	11.42	8/31/2023
Wayne M. Bosch	2,000	—	12.77	11/30/2023

No options were exercised in 2017.

The following table sets forth the outstanding restricted stock awards held by our NEOs as of January 31, 2018:

Outstanding Restricted Stock Awards at January 31, 2018

Name	Equity incentive plan awards: Number of Shares of Stock That Have Not Vested (#)	Vesting Date	Equity incentive plan awards: Market Value of Shares of Stock That Have Not Vested ($)
David J. Mansfield	21,250	6/22/2018	192,313
	21,250	6/22/2019	192,313
	21,250	6/22/2020	192,313
Karl J. Schmidt	7,288	5/13/2018	65,956
	11,978	6/14/2018	108,401
	12,773	6/16/2018	115,596
	11,978	6/14/2019	108,401
	10,975	6/22/2018	99,324
	10,975	6/22/2019	99,324
	10,975	6/22/2020	99,324
Wayne M. Bosch	1,854	5/13/2018	16,779
	3,229	6/14/2018	29,222
	1,958	6/16/2018	17,720
	1,484	6/18/2017	13,430
	3,229	6/14/2019	29,222
	2,958	6/22/2018	26,770
	2,958	6/22/2019	26,770
	2,959	6/22/2020	26,779

No options were exercised in 2017.

The following table sets for the number and value of NEO restricted stock awards that vested in 2017:

Restricted Stock Vested 2017

Name	Number of Shares Vested (#)	Value Realized upon Vesting ($)
David J. Mansfield	12,578	105,026
Karl J. Schmidt	27,725	220,226
Wayne M. Bosch	7,426	58,989

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each NEO. While the Compensation Committee considers the tax impact of Section 162(m), the Committee has determined that it is appropriate to maintain flexibility in compensating NEOs in a manner intended to promote varying corporate goals, recognizing that certain amounts paid to NEOs in excess of $1,000,000 may not be deductible under Section 162(m).

Related Party Transactions
Bradley Mautner's brother; David Mautner, was employed by the Company and received total compensation in 2017 of $16,098 and in 2016 of $230,397. David Mautner separated from the Company in 2016.

401(k) Plan
The domestic employees of the Company, including our NEOs, are eligible to participate in the Company's Employee Savings Plan ("401(k) Plan"), which is applicable to all employees except certain employees covered by collective bargaining agreement benefits. The 401(k) Plan allows employee pretax payroll contributions from 1% to 16% of total compensation. The Company matches 100% of each participant's payroll deferral contributions up to 1% of their compensation, plus 50% of each participant's payroll deferral contributions on the next 5% of compensation.

STOCK OWNERSHIP
PRINCIPAL STOCKHOLDERS

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), the following table sets forth the only persons known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; the name and address of such owner; the number of shares of Common Stock beneficially owned; the nature of such ownership; and the percentage such ownership is of our outstanding shares of Common Stock based upon 7,716,542 shares outstanding on January 31, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
Dimensional Fund Advisors LP	559,416	(1)	7.2%
Building One
6300 Bee Cave Road
Austin, Texas, 78746

David Unger	516,830	(2)	6.7%
P. O. Box 361
Morton Grove, IL 60053

Cannell Capital LLC	488,109	(3)	6.3%
245 Meriwether Circle
Alta, WY 83414

Bradley E. Mautner	486,212	(4)	6.3%
P. O. Box 271
Morton Grove, IL 60053

Wells Fargo & Company	470,837	(5)	6.1%
420 Montgomery Street
San Francisco, CA 94163

Strategic Value Partners	446,327	(6)	5.8%
Carl W. Dinger III
PO Box 897
Berthoud, CO 80513

Edward W. Wedbush	393,925	(7)	5.1%
P.O. Box 30014
Los Angeles, CA 90030-0014

(1)
According to a Schedule 13G/A filed February 9, 2018, Dimensional Fund Advisors LP, in its capacity as investment adviser, may be deemed the beneficial owner of 559,416 shares of Common Stock as of December 31, 2017, which are owned by investment advisory client(s) consisting of investment companies and certain other commingled funds, group trusts and separate accounts. Dimensional stated that it has sole voting power on 575,602 shares and sole dispositive power on 559,416 shares. Dimensional disclaims beneficial ownership of such securities.

(2)	As of January 31, 2018, includes 35,000 shares that are subject to stock options granted by the Company, at a weighted average price of $9.74.

(3)	According to a Schedule 13G filed February 14, 2018, as of December 31, 2017, Cannell Capital LLC has shared power to vote and shared power to dispose on 488,109 shares.

(4)
January 31, 2018, includes 200 shares owned by Mr. Mautner’s children, as to which Mr. Mautner disclaims beneficial ownership. Also includes 25,000 shares that are subject to stock options granted by the Company, at a weighted average price of $9.04.

(5)	According to a Schedule 13G filed January 24, 2018, as of December 31, 2017, Wells Fargo & Company has shared power to vote 453,087 shares and shared power to dispose on 470,837 shares.

(6)
According to a Schedule 13D/A filed April 3, 2017, as of March 31, 2017, the Strategic Value Partners group has shared power to vote and shared power to dispose on 446,327 shares. The schedule was filed jointly by Carl W. Dinger III, Carl W. Dinger III’s children (Ashley, Caleigh and Shelby), Kenneth E. Stroup Jr., and Carousel World L.P., of which Carl W. Dinger III is the general partner.

(7)
According to a Schedule 13G/A filed February 17, 2015, as of December 31, 2014, Wedbush, Inc. ("WI"), a control person, has sole ownership of 177,977 shares of Common Stock; Edward W. Wedbush ("EWW") has sole ownership of 160,794 shares; and Wedbush Securities, Inc. ("WS"), a broker-dealer, has sole ownership of 18,901 shares. WI has sole power to vote on 177,977 shares, shared power to vote on 210,157 shares, sole power to dispose on 177,977 shares, and shared power to dispose on 210,157 shares. EWW has sole power to vote on 160,794 shares, shared power to vote on 370,151 shares, sole power to dispose on 160,794 shares, and shared power to dispose on 393,925 shares. WS has sole power to vote on18,901 shares, shared power to vote on 210,157 shares, sole power to dispose on 18,901 shares and shared power to dispose on 233,931 shares. EWW is the chairman of WI, is the president of WS, and owns approximately 50% of the outstanding shares of WI, which is the sole shareholder of WS, and, thus, EWW may be deemed the beneficial owner of the shares held by WI or WS (but disclaims ownership of such shares).

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

The following table sets forth certain information concerning the beneficial ownership of our Common Stock of each director, and NEO and all directors and NEO as a group. The percent ownership calculated was based upon stock ownership and 7,716,542 shares outstanding on January 31, 2018.

Name of Beneficial Owner	Shares		Stock options exercisable within 60 days	Total	Percent of Outstanding Stock
Bradley E. Mautner (2) (3)	461,212	(1)	25,000	486,212	6.3%
Karl J. Schmidt (3)	122,306		15,000	137,306	1.8%
David J. Mansfield (3)	72,888		—	72,888	0.9%
Wayne M. Bosch (3)	35,772		2,000	37,772	0.5%
Mark A. Zorko (2)	7,983		20,000	27,983	*
David S. Barrie (2)	1,920		10,000	11,920	*
Jerome T. Walker (2)	—		—	—	—
David B. Brown (2)	—		—	—	—
All directors and executive officers as a group (8 persons)	702,081		72,000	774,081	9.9%
* Less than 0.5%.

(1)	Includes 200 shares held as custodian for Mr. Mautner’s children, as to which Mr. Mautner disclaims beneficial ownership.

(2)
Messrs. Walker and Brown are reported as having no shares, because since 2014, the only stock awards granted to directors have been deferred Common Stock awards that will not convert to Common Stock until the director’s departure from the Board. Similarly, in addition to the shares disclosed above, Messrs. Mautner, Zorko, and Barrie have received deferred Common Stock awards that will not convert to Common Stock until their departure from the Board. As of January 31, 2018, Mr. Barrie held 22,143 shares of deferred Common Stock; Mr. Brown held 16,896 shares of deferred Common Stock; Mr. Mautner held 9,575 shares of deferred Common Stock; Mr. Walker held 19,313 shares of deferred Common Stock; and Mr. Zorko held 22,143 shares of deferred Common Stock. Upon his departure from the Board on the Annual Meeting date, Mr. Mautner’s deferred Common Stock awards will be issued as shares of Common Stock.

(3)
Messrs Mautner, Schmidt, Mansfield and Bosch hold unvested restricted shares with voting rights. As of January 31, 2018, Mr. Mautner held 61,215 shares of restricted Common Stock, Mr. Schmidt held 76,942 shares of restricted Common Stock, Mr. Mansfield held 63,750 shares of restricted Common Stock, and Mr. Bosch held 20,629 shares of restricted Common Stock.

(4)
All options are vested and fully exercisable. Mr. Mautner’s options have a weighted average exercise price of $9.04 per share; Mr. Schmidt's options have a weighted average exercise price of $8.43 per share; Mr. Bosch's options have an exercise price of $12.77 per share; Mr. Zorko’s options have a weighted average exercise price of $6.54 per share; and Mr. Barrie’s options have an exercise price of $5.55 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's outstanding Common Stock report their beneficial ownership and changes in their beneficial ownership of the Company's Common Stock by filing reports with the SEC. Based solely on the Company's review of reports provided to the Company, no director, officer or owner of more than 10% of the Common Stock has failed to file on a timely basis a Statement of Beneficial Ownership of Securities on Forms 3, 4 or 5 during 2017.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2019 ANNUAL MEETING

Inclusion of Proposals in the Company's 2019 Proxy Statement and Proxy Card Under SEC Rules
In order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting pursuant to the rules and regulations of the SEC, any proposal which a stockholder intends to present at the Company's 2019 annual meeting of stockholders must be in writing, must be received by the Company at its principal executive offices in Niles, Illinois by December 26, 2018 and must satisfy the applicable rules and regulations of the SEC.
Advance Notice Requirements for Stockholder Submission of Nominations and Proposals
In addition, a stockholder recommendation for nomination of a candidate for election to our Board or a proposal for consideration at the Company's 2019 annual meeting of stockholders must be submitted in accordance with the advance notice procedures and other requirements in the Company's bylaws. These requirements are separate from and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules.
Our bylaws require a stockholder who wants to nominate a director or submit a stockholder proposal to be a stockholder of record and comply with the advance notice provisions of our bylaws.
Our bylaws require that stockholder recommendations for nominees to the Board must include all information relating to such person that is required to be disclosed in a proxy statement, and a written consent signed by the nominee evidencing a willingness to serve as a director if elected.
Our bylaws require that stockholder proposals include all information relating to such business that would be required to be disclosed in a proxy statement or otherwise in connection with solicitations of proxies for election of directors. In order to be considered timely under the advance notice requirements of our bylaws, the proposal or recommendation for nomination must be received by the Board at least 90 days but no more than 120 days prior to the first anniversary of the previous year's annual meeting. For the 2019 annual meeting of stockholders, a proposal or recommendation for nomination must be received by the Board not earlier than February 5, 2019 and not later than March 7, 2019. If the date of the annual meeting is not within 30 calendar days before or after the first anniversary of the date of the previous year's annual meeting, then the proposal or recommendation must be received not later than five business days after the date on which notice of the 2019 annual meeting is mailed or publicly disclosed or such proposal will be considered untimely. Except for proposals properly made in accordance with the applicable rules and regulations of the SEC, the advance notice provisions of the bylaws shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders.
In addition, our bylaws require that the stockholder giving notice must also include with respect to such stockholder, each nominee proposed by such stockholder, and any person acting in concert, directly or indirectly, with such stockholder and any person controlling, controlled by or under common control with such stockholder or person acting in concert with such stockholder; (i) the name and address of the stockholder; (ii) the class or series and number of shares which are beneficially owned or held of record by such person; (iii) the nominee holder for and number of, shares beneficially owned but not owned of record by such person; (iv) whether and the extent to which any hedging or other transaction or any other arrangement has been entered into or made, the intent or effect of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Company; (v) if known by the stockholder, making the proposal, the name and address of any other stockholder supporting the nominee or the proposal on the date of such stockholder's proposal; (vi) a description of all arrangements or understandings between such persons pursuant to which nominations are to be made and any relationships between the nominating stockholder or any person acting in concert with such stockholder and each proposed nominee; (vii) whether such person intends to solicit proxies in connection with the nomination or proposal; (viii) a brief description of the matter (other than nomination of a director) and the reasons for consideration thereof at the meeting; and (ix) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the proposal or bring such matter before the meeting.

IMPORTANT

We urge you to PROMPTLY vote your shares by phone, via the internet, or by signing, dating and returning the enclosed proxy to the address provided.

BY ORDER OF THE BOARD OF DIRECTORS

Karl J. Schmidt
Secretary

PERMA-PIPE INTERNATIONAL HOLDINGS, INC. 6410 W. Howard Street Niles, Illinois 60714	Your Internet or telephone authorization authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote up until 11:59 P.M. Eastern Time on June 4, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 4, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PERMA-PIPE INTERNATIONAL HOLDINGS, INC.
The Board of Directors recommends you vote    For Withhold For All        To withhold authority to vote for any
FOR the following:                All    All    Except        individual nominee(s), mark "For All
Except" and write the number(s) of the
nominee(s) on the line below.

1.	Election of Directors ☐ ☐ ☐
Nominees:
1) David S. Barrie    2) David B. Brown    3) David J. Mansfield
4) Jerome T. Walker    5) Mark A. Zorko

The Board of Directors recommends you vote FOR proposals 2 and 3:            For Against Abstain

2.	Approval of the advisory resolution on executive compensation. ☐ ☐ ☐

3.	Ratification of the appointment of Grant Thornton LLP as the Company's ☐ ☐ ☐
independent accountant for the fiscal year ending January 31, 2019.

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Perma-Pipe International Holdings, Inc.

Annual Meeting of Stockholders
June 5, 2018 10:00 AM Central Time
via a virtual meeting that will be webcast and can be
accessed at www.virtualshareholdermeeting.com/PPIH2018.

The undersigned hereby appoints DAVID J. MANSFIELD and KARL J. SCHMIDT, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of Perma-Pipe International Holdings, Inc. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held via a live webcast on June 5, 2018 at 10:00 a.m. Central Time and at any adjournment thereof, with all the powers the undersigned would possess if present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of all director nominees, FOR proposals 2 and 3, and in the discretion of the proxies upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.